For More Information: Gary F. Hoskins, CFO (704) 884-2263 gary.hoskins@citizenssouth.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

CITIZENS SOUTH BANKING CORPORATION ANNOUNCES STABLE EARNINGS AND STRONG ASSET QUALITY
FOR THE FOURTH QUARTER OF 2007

GASTONIA, NC, January 28, 2008. . . . . Citizens South Banking Corporation (Nasdaq: CSBC), the holding company for Citizens South Bank, announced that net income for the quarter ended December 31, 2007, amounted to$1.3 million, or $0.18 per diluted share, compared to $1.5 million, or $0.18 per diluted share, for the quarter ended December 31, 2006. Net income for the twelve-month period ended December 31, 2007, amounted to $5.7 million, or$0.73 per diluted share, compared to $5.5 million, or $0.67 per diluted share for the twelve-month period ended December 31, 2006. Net operating income, as calculated in the table that follows this release, for the comparable twelve month periods amounted to $5.5 million, or $0.70 per diluted share, in 2007 and $5.4 million, or $0.67 per diluted share, in 2006. This represented an increase of $0.03 per diluted share, or 4.5%, for the comparable twelve-month periods.

Credit Quality Remains Strong

Credit quality continues to compare favorably with industry peers and has improved on both an annual basis and a linked-quarter basis. Nonperforming assets totaled 0.30% of total assets at December 31, 2007, compared to 0.42% of total assets at December 31, 2006. Also, nonperforming loans to total loans totaled 0.32% at December 31, 2007, compared to 0.58% at December 31, 2006. Both of these ratios also show improvement on a linked-quarter basis with 0.42% nonperforming loans and 0.46% nonperforming assets at September 30, 2007. In addition, during the past year, reserves for loan losses increased from $5.8 million at December 31, 2006, to $6.1 million, at December 31, 2007. The current reserve for loan losses amounts to 1.10% of total loans, compared to 1.12% of total loans at the end of 2006. Net charge-offs amounted to $479,000 for the fourth quarter of 2007 compared to $96,000 for the fourth quarter of 2006. The increase in charge-offs during the fourth quarter of 2007 was primarily due to one credit relationship with a local operating company that has now been completely charged-off the books of the Bank.

The Company has not been an originator or purchaser of option adjustable rate or "no documentation" portfolio mortgage loans and the portfolio does not include any mortgage loans that the Company classifies as sub-prime.

Steady Loan Growth in the Fourth Quarter

While the Charlotte, North Carolina region remains vibrant compared to most of the country, housing starts have slowed and demand for commercial real estate has moderated. During 2007, gross loans increased by $44.6 million, or 8.6%, including $12.0 million of loan growth during the fourth quarter compared to growth of $12.2 million in the third quarter 2007. Loan pricing for borrowers with experience, strong balance sheets, and excellent credit remain highly competitive. However, the Company continues to focus on quality over volume which may result in moderate loan growth and tighter net interest margins during the first half of 2008.

Deposit Growth
During 2007, core deposits, which include demand deposits, money market deposit accounts and savings accounts, increased by $19.5 million, or 8.7%. Core deposit growth was strong in the fourth quarter of 2007, amounting to $13.3 million. This was due in part to growth in commercial deposit accounts resulting from a renewed focus on treasury services. Also during 2007, total deposits increased by $28.0 million, or 5.0%. The Company continues to actively market the Company's core deposit products at pricing points that are considered profitable to the Company and is experiencing deposit growth in spite of aggressive deposit pricing in the market place.

Margin Compression on a Linked-Quarter Basis

During the fourth quarter of 2007, the tax-equivalent net interest margin amounted to 3.01%, compared to 3.13% for the third quarter 2007. While the Company maintained a relatively neutral interest rate position on an annual basis, the Federal Reserve Board’s actions to lower the federal funds rate have a more pronounced negative impact in the first three months following a decrease in interest rates. The short-term negative effects of decreases in interest rates are mostly offset by time deposits that mature over the next twelve months and reprice at a lower cost to the Company.

Noninterest Operating Income and Expense Trends

During the comparable fourth quarter periods, noninterest operating income, as calculated in the following tables, decreased by $30,000, or 1.9%, to $1.5 million. This was primarily attributable to moderate decreases in fee income generated on loan and deposit products, which were partly offset by increases in mortgage banking fees and cash value increases on bank-owned life insurance.

While noninterest operating expense increased slightly from $4.3 million for the quarter ended December 31, 2006, to $4.4 million for the quarter ended December 31, 2007, the ratio of noninterest operating expense to average assets improved from 2.33% to 2.30% for the comparable quarters. The primary reason for the improvement in our noninterest expense ratio was the addition of several experienced loan production personnel during 2007 who contributed to the Company's steady loan growth and have proven to be efficient generators of quality asset growth.

In making the announcement, Kim S. Price, President and CEO, stated, "We are especially proud to be able to continue our positive credit quality measures and sustain our level of EPS during this time of turmoil and uncertainty in the financial markets. We are fortunate to operate in the continually positive Charlotte geographic region that shows little of the stresses demonstrated in other markets nationally. We believe our opportunities for continued market gains are excellent due to the generally favorable local economy and competitive changes in the Charlotte market created by recent bank mergers."

General Information

Headquartered in Gastonia, North Carolina, Citizens South Bank was founded in 1904. Deposits are FDIC insured. At December 31, 2007, the Bank had approximately $779 million in assets with 14 full-service offices in the Charlotte region, including Gaston, Iredell, Rowan, and Union counties in North Carolina, and three loan production offices in Mecklenburg and Union counties in North Carolina, and York County, South Carolina. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC". The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's 1934 Securities Exchange Act filings with the SEC.

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions - either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2006, describe some of these factors.

-END-

Important Tables Follow

# # #

Citizens South Banking Corporation Selected Financial Information (dollars in thousands, except per share data)

	Quarter ended December 31, 2007 (unaudited)	Quarter ended December 31, 2006	Twelve months ended December 31, 2007 (unaudited)	Twelve months ended December 31, 2006
Reconciliation of GAAP to non-GAAP Measures: Net income, as reported (GAAP)	$1,327	$1,483	$5,665	$5,455
Non-operating items:
(Gain)/ loss on sale of assets, net	13	(109)	(323)	(69)
Impairment of investments	-	-	162	-
Merger and integration related expense	-	-	-	57
Insurance proceeds, net	-	-	(112)	-
Related income taxes, excl. ins. proceeds (39%)	(5)	43	63	5
Net Operating Income	$1,335	$1,417	$5,455	$5,448

Noninterest income, as reported (GAAP)	$1,511	$1,715	$6,562	$6,140
Non-operating items:
(Gain)/ loss on sale of assets, net	13	(109)	(323)	69
Fair value adjustment on deferred comp assets	(12)	(64)	(122)	(207)
Insurance proceeds, net	-	-	(112)	-
Noninterest Operating Income	$1,512	$1,542	$6,005	$6,002

Noninterest expense, as reported (GAAP)	$4,439	$4,329	$17,895	$17,544
Non-operating items:
Impairment of investments	-	-	(162)	-
Fair value adjustment on deferred comp assets	(12)	(64)	(122)	(207)
Merger and integration related expenses	-	-	-	(57)
Noninterest Operating Expense	$4,427	$4,265	$17,611	$17,280

Per Share Data:
Average common shares outstanding, basic	7,513,151	7,949,884	7,688,595	8,017,956
Basic net income - GAAP	$0.18	$0.19	$0.74	$0.68
Basic net income - Operating	0.18	0.18	0.71	0.68
Average common shares outstanding, diluted	7,570,671	8,025,559	7,754,599	8,095,276
Diluted net income - GAAP	$0.18	$0.18	$0.73	$0.67
Diluted net income - Operating	0.18	0.18	0.70	0.67
Cash dividends declared	$0.08	$0.075	$0.32	$0.30
Period-end book value	11.05	10.61	11.05	10.61

Financial Ratios (annualized):
Return on average stockholders’ equity - GAAP	6.24%	6.86%	6.68%	6.41%
Return on avg. stockholders’ equity - Operating	6.28	6.55	6.43	6.41
Return on average assets - GAAP	0.68%	0.80%	0.75%	0.76%
Return on average assets - Operating	0.69	0.77	0.72	0.76
Efficiency ratio - GAAP	68.04%	63.29%	66.78%	65.51%
Efficiency ratio - Operating	67.84	63.97	67.12	65.19
Net interest margin (tax equivalent)	3.01%	3.21%	3.15%	3.34%
Average equity to average assets	10.95	11.70	11.26	11.86

Asset Quality Data:
Allowance for loan losses	$6,144	$5,764	$6,144	$5,764
Nonperforming loans	1,815	3,011	1,815	3,011
Nonperforming assets	2,344	3,150	2,344	3,150
Net charge-offs	479	96	911	505
Net charge-offs to average loans	0.09%	0.02%	0.17%	0.10%
Allowance for loan losses to total loans	1.10	1.12	1.10	1.12
Nonperforming loans to total loans	0.32	0.58	0.32	0.58
Nonperforming assets to total assets	0.30	0.42	0.30	0.42

Average Balances:
Total assets	$770,338	$733,153	$753,085	$716,934
Loans receivable, net of unearned income	550,255	509,717	526,913	493,324
Interest-earning assets	680,975	641,624	660,490	622,793
Deposits	581,086	556,778	575,302	535,935
Interest-bearing liabilities	635,601	599,622	618,126	586,809
Stockholders’ equity	84,362	85,774	84,783	85,035

At Period End:
Total assets	$779,140	$743,370	$779,140	$743,370
Loans receivable, net of unearned income	559,956	515,402	559,956	515,402
Interest-earning assets	690,007	647,048	690,007	647,048
Deposits	590,765	562,802	590,765	562,802
Interest-bearing liabilities	643,478	611,004	643,478	611,004
Stockholders’ equity	84,033	85,961	84,033	85,961

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS

Cash and due from banks	$14,285	$17,581
Interest-earning bank balances	15,454	8,640
Cash and cash equivalents	29,739	26,221
Investment securities available-for-sale, at fair value	46,519	65,326
Mortgage-backed securities available-for-sale, at fair value	69,893	60,691
Loans receivable, net unearned income	559,956	515,402
Allowance for loan losses	(6,144)	(5,764)
Loans receivable, net	553,812	509,638
Real estate acquired through foreclosure, net	529	139
Premises and equipment, net	17,965	18,287
Accrued interest receivable	3,254	3,236
Federal Home Loan Bank stock, at cost	4,236	3,581
Intangible assets	31,037	31,666
Bank owned life insurance	16,099	15,527
Other assets	6,057	9,058

Total assets	$779,140	$743,370

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposit accounts	$101,981	$90,540
Money market deposit accounts	129,688	117,632
Savings accounts	12,037	16,027
Time deposits	347,059	338,603
Total deposits	590,765	562,802
Borrowed money	96,284	85,964
Deferred compensation	5,389	5,724
Other liabilities	2,669	2,919
Total liabilities	695,107	657,409

Stockholders' Equity:
Preferred stock, 10,000,000 authorized, none issued	-	-
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares authorized, 9,062,727 issued at December 31, 2007, and December 31, 2006, and 7,606,532 shares outstanding at December 31, 2007, and 8,111,659 shares
outstanding at December 31, 2006	91	91
Additional paid-in-capital	68,683	68,578
Unallocated common stock held by Employee Stock Ownership Plan	(1,247)	(1,430)
Unearned compensation related to Recognition and Retention Plan	(965)	(1,139)
Retained earnings, substantially restricted	36,028	33,031
Accumulated unrealized loss on securities available-for-sale, net of tax	(343)	(991)
Treasury stock of 1,456,195 shares at December 31, 2007, and 951,068 shares
at December 31, 2006	(18,214)	(12,179)
Total stockholders’ equity	84,033	85,961

Total liabilities and stockholders’ equity	$779,140	$743,370

Citizens South Banking Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Interest income
Loans	$10,348	$9,946	$40,679	$37,447
Investment securities	600	539	2,670	1,997
Interest-bearing deposits	105	351	447	838
Mortgage-backed and related securities	789	610	2,939	2,637
Total interest income	11,842	11,446	46,735	42,919

Interest Expense
Deposits	5,643	5,300	22,315	18,103
Borrowed funds	1,186	1,021	4,185	4,176
Total interest expense	6,829	6,321	26,500	22,279

Net interest income	5,013	5,125	20,235	20,640
Provision for loan losses	330	300	1,290	1,165
Net interest income after provision for loan losses	4,683	4,825	18,945	19,475

Noninterest Income
Fee income on deposit accounts	696	699	2,722	2,856
Fee income on mortgage banking activities	242	232	990	638
Fee income on lending activities	125	186	484	645
Dividends on FHLB stock	62	53	212	221
Increase in cash value of bank-owned life insurance	192	182	769	762
Fair value adjustment on deferred compensation assets	12	64	122	207
Life insurance proceeds, net	-	-	112	-
Net gain / (loss) on sale of assets	(13)	109	323	69
Other noninterest income	195	190	828	743
Total noninterest income	1,511	1,715	6,562	6,141

Noninterest Expense
Compensation and benefits	2,439	2,326	9,606	9,187
Fair value adjustment on deferred compensation obligation	12	64	122	207
Occupancy and equipment expense	647	624	2,648	2,614
Professional services	141	130	544	550
Amortization of intangible assets	146	176	629	734
Impairment of investments	-	-	162	-
Merger and integration related expenses	-	-	-	57
Other noninterest expenses	1,054	1,009	4,184	4,195
Total noninterest expense	4,439	4,329	17,895	17,544

Income before income taxes	1,755	2,211	7,612	8,072

Provision for income taxes	428	728	1,947	2,617

Net income	$1,327	$1,483	$5,665	$5,455

Basic earnings per share	$0.18	$0.19	$0.74	$0.68
Diluted earnings per share	$0.18	$0.18	$0.73	$0.67

Basic average common shares outstanding	7,513,151	7,949,884	7,688,595	8,017,956
Diluted average common shares outstanding	7,570,671	8,025,559	7,754,599	8,095,276